UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2020

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 4.01 Changes in Company's Certifying Accountant.

(a)	Previous independent registered public accounting firm:

On June 10, 2020, the Board of Directors of the Company (the “Board”) approved the dismissal of Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm, effective June 15, 2020.

For the fiscal year ended December 31, 2019, Friedman’s audit reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and any subsequent interim period through the date of dismissal, June 15, 2020, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference in connection with Friedman’s opinion to the subject matter of the disagreement; and (ii) except for the matter relating to internal control over financial reporting described below, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Friedman has communicated to us that the Company did not maintain effective internal controls over financial reporting.  Specifically,

i.	There was no accountant with adequate U.S. GAAP knowledge working in the Company’s Accounting Department. Part of the Company’s U.S. GAAP reporting function was outsourced to external consultant;

ii.	During the audit of the Company’s financial statements for the years ended December 31, 2019, Friedman has proposed material audit adjustments which have been accepted by the Company in order for the financial statements to be in conformity with U.S. GAAP. The adjustments resulted from an ineffective review process by the accounting manager. Therefore, we consider it as a material weakness in the review process; and

iii.	The Company has insufficient written policies and procedures for accounting and financial reporting, which lead to inadequate financial statement closing process.

As disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, we expect to implement certain measures in 2020 to remediate the material weakness identified in our internal control over financial reporting.

We furnished a copy of the disclosures in this report to Friedman and have requested that Friedman furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree. We have received the requested letter from Friedman, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)	New independent registered public accounting firm:

On June 10, 2020, upon recommendation of the Audit Committee, the Board approved the appointment of BF Borgers CPA PC (“BFB”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2020, effective June 15, 2020.

During the two most recent fiscal years and through June 15, 2020, the Company has not consulted with BFB regarding (1) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

16.1	Letter from Friedman LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: June 15, 2020	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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